                                    EXHIBIT I



Item 3

         (b)  X   Bank as defined in Section 3(a)(b) of the Act
             ---
                  Chancellor LGT Trust Company

         (c)  X    Investment Adviser registered under Section 203 of the
             ---   Investment Advisers Act of 1940.

                   Chancellor LGT Asset Management, Inc.